News Release

Contact:
Investors	Media
Greg Ketron	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release
April 17, 2006

SunTrust Reports Record First Quarter 2006 Earnings
Company’s Strong Growth Trends Continue in the New Year

ATLANTA — SunTrust Banks, Inc. (NYSE: STI) today reported record net income for the first quarter of 2006 of $531.5 million, up 8% from $492.3 million in the first quarter of 2005. Net income per diluted share was also a record $1.46, up 7% from $1.36 in the first quarter of 2005.

‘‘Our first quarter results are evidence that we continue to build on the strong operating platform that we have established. We are pleased to report that the Company started out the new year with record results in net income and earnings per share despite a challenging environment. The continued execution of our business strategies across all lines of business drove another quarter of significant loan and revenue growth. This growth, coupled with continued improvement in credit quality, resulted in the strong earnings that we posted for the first quarter,’’ L. Phillip Humann, chairman and CEO of SunTrust noted. Revenue growth was 9%, and excluding the net gain on sale of factoring assets in the first quarter of 2005 and securities gains and losses, revenue growth was 10% over the first quarter of 2005. Loan growth was 13% over this same time frame. Mr. Humann noted that credit quality trends continued to improve from the already low historical levels experienced over the past year, with key credit measures such as net charge-offs and nonperforming loans to total loans falling to cyclical lows in the first quarter of 2006.

First Quarter 2006 Consolidated Highlights

	1st Quarter 2006	1st Quarter 2005	Reported % Change
Income Statement
(Dollars in millions except per share data)
Net income	$531.5	$492.3	8%
Net income per diluted share	1.46	1.36	7%
Revenue – fully taxable-equivalent	2,050.9	1,883.0	9%
Revenue – fully taxable-equivalent excluding securities gains and losses and net gain on sale of factoring assets	2,050.8	1,868.8	10%
Noninterest income	851.5	753.8	13%
Noninterest income excluding securities gains and losses and net gain on sale of factoring assets	851.4	739.6	15%
Balance Sheet
(Dollars in billions)
Average loans	$116.3	$103.2	13%
Average consumer and commercial deposits	95.3	91.0	5%
Asset Quality
Net charge-offs to average loans	0.08%	0.14%
Nonperforming loans to total loans	0.25%	0.34%

First Quarter 2006 Consolidated Highlights, continued

•	Net income increased 8% and net income per diluted share increased 7% from the first quarter of 2005 driven by the strong revenue growth.

•	Total fully taxable-equivalent revenue increased 9% from the first quarter of 2005 driven by noninterest income growth of 13% and fully taxable-equivalent net interest income growth of 6%. Excluding securities gains and losses and the net gain on the sale of factoring assets, total fully taxable-equivalent revenue increased by 10% and noninterest income increased by 15% from the first quarter of 2005.

•	Noninterest income growth was led by mortgage-related income, which was driven by strong production levels as well as higher mortgage servicing-related income.

•	Total average loans increased 13% and total average consumer and commercial deposits increased 5% from the first quarter of 2005 reflecting the effectiveness of SunTrust’s company-wide sales focus.

•	Net charge-offs were 0.08% of average loans, down from 0.14% of average loans in the first quarter of 2005. Nonperforming loans to total loans improved as well, dropping from 0.34% for the first quarter of 2005 to 0.25% for the first quarter in 2006, both reflecting exceptional credit quality levels.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent revenue was $2,050.9 million for the first quarter of 2006, up 9% from the first quarter of 2005. Fully taxable-equivalent revenue, excluding securities gains and losses and the net gain on sale of factoring assets that occurred in the first quarter of 2005, increased 10% from the first quarter of 2005. Fully taxable-equivalent revenue growth was driven by strong increases in both fully taxable-equivalent net interest income and noninterest income. On a sequential annualized basis, fully-taxable-equivalent revenue increased 9% in the first quarter of 2006 from the fourth quarter of 2005.

Net Interest Income

Fully taxable-equivalent net interest income was $1,199.4 million in the first quarter of 2006, up 6% from the first quarter of 2005. The primary factor driving the fully taxable-equivalent net interest income growth year-over-year was strong loan growth. Loans grew 13% on average from the first quarter of 2005. The net interest margin of 3.10% for the first quarter of 2006 was unchanged from the fourth quarter of 2005.

Noninterest Income

Total noninterest income was $851.5 million for the first quarter of 2006, up a strong 13% from the first quarter of 2005. Excluding securities gains and losses and the net gain on sale of factoring assets recorded in the first quarter of 2005, total noninterest income grew 15%. A significant portion of the increase resulted from growth in mortgage related income, reflecting the continued strength in loan production-related income as well as an increase in mortgage servicing-related income. An increase in the level of loan sales as well as our continued sales efforts drove the increase in production-related income in the first quarter. The increase in servicing-related income experienced during the first quarter is an indication of the increased income created from the larger servicing portfolio, a reduction in the mortgage servicing amortization rate and the realization of the value embedded in the excess mortgage servicing rights through the securitization and subsequent sale of a portion of the excess servicing rights. Additionally, growth in card fees, investment banking income, trust and investment management income and service charges also contributed. On a sequential annualized basis, noninterest income increased 27% in the first quarter of 2006 from the fourth quarter of 2005, largely driven by the increase in mortgage-related income in the first quarter.

Noninterest Expense

Total noninterest expense in the first quarter of 2006 was $1,226.5 million, up 8% from the first quarter of 2005. The increase in expense reflects certain investments in revenue producing divisions of the Company, including the addition of offices and employees and investment in the infrastructure of the organization to gain greater efficiencies in the future. The increase in marketing and customer development expense reflects the Company’s focus on customer acquisition. Offsetting these increases was the lack of merger-related expenses in the first quarter of 2006. On a sequential annualized basis, noninterest expense increased 6% in the first quarter of 2006 from the fourth quarter of 2005. Excluding the merger-related expenses in the fourth quarter of 2005 from total noninterest expense, the increase was 9%. The respective increases of 6% and 9% were mainly attributable to increases in certain employee benefit expenses that are seasonal, such as FICA expense.

The reported efficiency ratio was 59.80% for the first quarter of 2006 compared to 60.20% for the fourth quarter of 2005, an improvement of 40 basis points. Excluding the effect of merger-related expenses included in the fourth quarter of 2005, the efficiency ratio for that quarter was 59.87% and the improvement was 7 basis points.

Balance Sheet

As of March 31, 2006, SunTrust had total assets of $178.9 billion. Shareholders’ equity of $17.2 billion as of March 31, 2006 represented 10% of total assets. Book value per share was $47.22 as of March 31, 2006, up from $46.65 as of December 31, 2005.

Loans

Average loans for the first quarter of 2006 were $116.3 billion, up 13% from the first quarter of 2005. On a sequential annualized basis, average loans grew 9% in the first quarter of 2006 from the fourth quarter of 2005. Areas of strongest growth in consumer lending were residential real estate and home equity lines. Although reported commercial loans grew 1%, the sequential annualized rate of growth excluding the impact of shorter-term corporate lending facilities, which are temporary and can fluctuate from quarter-to-quarter, was 9% in the first quarter of 2006 from the fourth quarter of 2005. Real estate construction also contributed to the overall loan growth.

Deposits

Average consumer and commercial deposits for the first quarter of 2006 were $95.3 billion, up 5% from the first quarter of 2005. The growth in deposits was driven mainly by growth in money market accounts and certificates of deposit. On a sequential annualized basis, average consumer and commercial deposits were flat compared to the fourth quarter of 2005. Seasonal declines in noninterest bearing, NOW and savings deposits, as well as the expected seasonal decline in mortgage escrow balances, were offset by strong certificate of deposit growth. Given market conditions and the higher rate environment, customer preference is for higher-yielding deposit products, which is reflected in the deposit mix shift from the fourth quarter to the first quarter. The Company continues to pursue deposit growth initiatives aimed at product promotions, as well as increasing our presence in specific markets within our footprint.

Asset Quality

The Company reached cyclical lows in several key credit measures in the first quarter of 2006 from the already exceptionally good levels in prior quarters. Net charge-offs in the first quarter of 2006 were 0.08% of average loans, down from 0.17% of average loans in the fourth quarter of 2005 and 0.14% of average loans in the first quarter of 2005. Net charge-offs were $22.3 million in the first quarter of 2006 compared to $49.9 million in the fourth quarter of 2005 and $36.8 million in the first quarter of 2005. Nonperforming assets were relatively stable in the first quarter of 2006 compared to the fourth quarter of 2005, and were down $58.0 million, or 15%, from the first quarter of 2005. Nonperforming assets were $334.3 million, or 0.28% of loans, other real estate owned and other repossessed assets as of March 31, 2006 compared to $334.2 million, or 0.29% of loans, other real estate owned and other repossessed assets as of December 31, 2005.

The allowance for loan and lease losses increased $11.1 million to $1,039.2 million as of March 31, 2006 from $1,028.1 million as of December 31, 2005 due to strong loan growth during the period. Provision expense decreased from $48.1 million in the fourth quarter of 2005 to $33.4 million in the first quarter of 2006. The allowance for loan and lease losses as of March 31, 2006 represented 0.88% of period-end loans, a slight decrease from 0.90% as of December 31, 2005. The allowance for loan and lease losses as of March 31, 2006 represented 358.7% of period-end nonperforming loans, an increase from 346.9% as of December 31, 2005.

LINE OF BUSINESS FINANCIAL PERFORMANCE

Retail

preliminary data (in millions)	1st Quarter 2006	1st Quarter 2005	% Change
Net income	$190.5	$141.6	35%
Revenue – fully taxable-equivalent	850.7	759.3	12%
Average total loans	31,246.0	29,519.8	6%
Average total deposits	67,158.1	63,527.4	6%

Retail’s net income for the first quarter of 2006 was $190.5 million, an increase of $48.9 million, or 35%, compared to the first quarter of 2005. The increase was primarily the result of higher fully taxable-equivalent net interest income, lower net charge-offs and higher noninterest income partially offset by higher noninterest expense.

Fully taxable-equivalent net interest income increased $71.0 million, or 14%, from the first quarter of 2005. The increase was attributable to loan and deposit growth and widening deposit spreads due to deposit rate increases that have been slower relative to market rate increases. Average loans increased $1.7 billion, or 6%, and average deposits increased $3.6 billion, or 6% from the first quarter of 2005. The loan growth was driven primarily by home equity lines, while the deposit growth was driven by certificates of deposit.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $12.9 million, or 40%, from the first quarter of 2005 primarily due to a decline in consumer indirect net charge-offs.

Total noninterest income increased $20.4 million, or 9%, from the first quarter of 2005. The increase was driven primarily by interchange income due to increased volumes, gains on sales of student loans and service charges on deposit accounts.

Total noninterest expense increased $29.2 million, or 6%, from the first quarter of 2005. The increase was driven primarily by increases in personnel expense and operation costs related to investments in the branch distribution network and technology.

Commercial

preliminary data (in millions)	1st Quarter 2006	1st Quarter 2005	% Change
Net income	$106.8	$91.5	17%
Revenue – fully taxable-equivalent	300.7	267.4	13%
Average total loans	31,508.4	29,949.6	5%
Average total deposits	13,705.4	13,256.4	3%

Commercial’s net income for the first quarter of 2006 was $106.8 million, an increase of $15.2 million, or 17%, compared to the first quarter of 2005. The increase was driven by higher fully taxable-equivalent net interest income and noninterest income, partially offset by an increase in noninterest expense.

Fully taxable-equivalent net interest income increased $22.5 million, or 11%, from the first quarter of 2005. The increase is attributable to increased loan volumes and deposit spreads. Average loans increased $1.6 billion, or 5%, from the first quarter of 2005 with the strongest growth in construction lending. Average deposits increased $449.1 million, or 3%, from the first quarter of 2005 driven by an increase in public funds and partially offset by a decrease in demand deposits.

Provision for loan losses, which represents net charge-offs for the lines of business, improved from a net recovery position of $0.4 million in the first quarter of 2005 to a net recovery position of $1.1 million in the first quarter of 2006.

Total noninterest income increased $10.8 million, or 19%, from the first quarter of 2005. The increase was primarily driven by increases in Affordable Housing revenue, sweep income and letter of credit fees.

Total noninterest expense increased $12.4 million, or 9%, from the first quarter of 2005. Investment in personnel and higher Affordable Housing expenses were the primary drivers.

Corporate and Investment Banking

preliminary data (in millions)	1st Quarter 2006	1st Quarter 2005	% Change
Net income	$64.2	$72.5	(12)%
Impact of factoring asset divestiture	(0.0)	(14.5)
Net income excluding impact of factoring asset divestiture	64.2	58.0	11%
Revenue – fully taxable-equivalent	225.4	236.4	(5)%
Impact of factoring asset divestiture	(0.2)	(27.9)
Revenue excluding impact of factoring asset divestiture	225.2	208.5	8%
Average total loans (including leases)	16,106.2	13,946.2	16%
Average total deposits	3,693.2	3,133.5	18%

Corporate and Investment Banking’s net income for the first quarter of 2006 was $64.2 million, a decrease of $8.3 million, or 12%, compared to the first quarter of 2005. Growth in fully taxable-equivalent net interest and capital markets income in the first quarter of 2006 was offset by the divestiture of factoring assets in the first quarter of 2005. Adjusting net income and fully taxable-equivalent revenue for the impact from the March 2005 divestiture of factoring assets, net income increased 11%, and fully taxable-equivalent revenue increased 8% from the first quarter of 2005.

Fully taxable-equivalent net interest income increased $8.3 million, or 14%, from the first quarter of 2005. Average loans and leases increased $2.2 billion, or 16%, from the first quarter of 2005. Average deposits increased $559.7 million, or 18%, from the first quarter of 2005. Loan growth is due to increased corporate demand and merger and acquisition activity. Corporate demand for long-term CDs drove deposit growth.

Provision for loan losses, which represents net charge-offs for the lines of business, declined from a net recovery position of $0.7 million in the first quarter of 2005 to a net recovery position of $0.4 million in the first quarter of 2006.

Total noninterest income decreased $19.4 million, or 11%, from the first quarter of 2005 primarily driven by the divestiture of factoring assets in the first quarter of 2005. Also contributing to the decrease was weakness in merger and acquisition related fees and fixed income trading. This was partially offset by revenue growth related to securitizations, derivatives and syndicated loans.

Total noninterest expense increased $2.3 million, or 2%, from the first quarter of 2005. The majority of this change was due to increased compensation as a direct result of capital markets revenue growth. This was partially offset by the expense reduction from the factoring asset divestiture.

Mortgage

preliminary data (in millions)	1st Quarter 2006	1st Quarter 2005	% Change
Net income	$79.7	$38.2	109%
Revenue – fully taxable-equivalent	268.8	170.3	58%
Average total loans	28,924.5	21,977.5	32%
Average total deposits	1,443.9	1,298.4	11%

Mortgage’s net income for the first quarter of 2006 was $79.7 million, an increase of $41.5 million, or 109%, compared to the first quarter of 2005. Record loan sales to investors, gains from the securitization and sale of excess mortgage servicing rights and increased volumes drove the increase.

Fully taxable-equivalent net interest income increased by $23.0 million, or 18%, from the first quarter of 2005. Total average loans increased $6.9 billion, or 32%, from the first quarter of 2005 due to strong construction-permanent production and continued demand for portfolio loan products. The higher loan balances contributed $22.3 million to the increase in net interest income. Loans held for sale increased $3.3 billion, or 58%, to $9.1 billion from the first quarter of 2005. However, due to compressed spreads, income from loans held for sale decreased $3.5 million, or 8%, from the first quarter of 2005. Average deposits were up $145.6 million, or 11%, from the first quarter of 2005 due to increased escrow balances associated with higher servicing balances. The higher deposit balances combined with the benefit in a higher rate environment from this funding contributed an additional $4.6 million to net interest income.

Provision for loan losses, which represents net charge-offs for the lines of business, increased $1.7 million to $2.8 million from the first quarter of 2005, which was less than 0.01% of total average loans for the first quarter of 2006.

Total noninterest income was up $75.5 million, or 169%, from the first quarter of 2005. Production income increased $43.8 million, or 219%, from the first quarter of 2005 principally due to higher loan sales to investors. Loan sales were up $4.9 billion, or 92%, from the first quarter of 2005 to a record level of $10.3 billion. Increased loan production also contributed to higher noninterest income. Loan production was $11.6 billion, up $2.9 billion, or 34%, from the first quarter of 2005. Servicing income increased $32.3 million, or 274% compared with last year. The securitization and subsequent sale of excess mortgage servicing rights related to $12.8 billion in servicing balances resulted in income of $24.4 million. Additionally, fee income increased due to higher servicing balances. Total loans serviced as of March 31, 2006 were $112.2 billion compared to $83.6 billion as of March 31, 2005, an increase of $28.5 billion or 34%.

Total noninterest expense increased by $31.3 million, or 28%, from the first quarter of 2005. Increased volume and growth-related costs were the primary drivers of the higher expense.

Wealth and Investment Management

preliminary data (in millions)	1st Quarter 2006	1st Quarter 2005	% Change
Net income	$45.7	$42.7	7%
Revenue – fully taxable-equivalent	331.2	310.1	7%
Average total loans	8,149.1	7,574.3	8%
Average total deposits	9,217.4	9,403.9	(2)%

Wealth and Investment Management’s net income for the first quarter of 2006 was $45.7 million, an increase of $2.9 million, or 7%, compared to the first quarter of 2005. The growth was primarily driven by increased net interest income, partially offset by expenses related to the continued build-out of the business.

Fully taxable-equivalent net interest income increased $15.0 million, or 19%, from the first quarter of 2005 attributable to increased loan volume and deposit spreads. Average loans increased

$574.7 million, or 8%, from the first quarter of 2005 driven by strong consumer mortgage, equity line and commercial real estate demand, partially offset by a decline in consumer direct installment loans. Average deposits decreased $186.4 million, or 2%, from the first quarter of 2005.

Provision for loan losses, which represents net charge-offs for the lines of business, decreased $0.1 million from the first quarter of 2005.

Total noninterest income increased $6.1 million, or 3%, from the first quarter of 2005 due to growth in trust income which resulted from higher assets under management. Assets under management increased approximately $7.8 billion, or 6%, from last year due to new business and an increase in equity market valuations. End of period assets under management were approximately $136.9 billion compared to $129.1 billion in the same period last year. Assets under management include individually managed assets, the STI Classic Funds, institutional assets managed by Trusco Capital Management and participant-directed retirement accounts. SunTrust’s total assets under advisement were approximately $245.4 billion, which include $136.9 billion in assets under management, $45.5 billion in non-managed trust assets, $35.0 billion in retail brokerage assets and $28.0 billion in non-managed corporate trust assets.

Total noninterest expense increased $16.6 million, or 7%, from the first quarter of 2005. The growth was primarily driven by increased expenses paid to third parties, increased operations costs, and continued investments in the business.

Corporate Other and Treasury

preliminary data (in millions)	1st Quarter 2006	1st Quarter 2005	% Change
Net income	$44.8	$105.8	(58)%
Securities available for sale	24,754.2	27,067.9	(9)%

Corporate Other and Treasury’s net income for the first quarter of 2006 was $44.8 million, a decrease of $61.0 million, or 58%, compared to the same period in 2005 mainly due to a decrease in net interest income.

Fully taxable-equivalent net interest income decreased $69.7 million, or 52%, from the first quarter of 2005. The main drivers for the reduction in net interest income were a $2.3 billion decrease in securities available for sale, a decrease in income on receive fixed/pay floating interest rate swaps used to extend the duration of the commercial loan portfolio, and an increase in short-term borrowing costs due to an increase in the size of these borrowings needed to fund earning asset growth, as well as a significant rise in short-term interest rates over the past year.

Total average deposits increased $11.0 billion, or 80%, from last year mainly due to growth in brokered and foreign deposits of $11.2 billion. Additionally, other short-term borrowings and long-term debt declined $2.5 billion from the first quarter of 2005.

Provision for loan losses, which represents the difference between net charge-offs for the lines of business and total provision for loan losses, increased $34.5 million from the first quarter of 2005.

Total noninterest income increased $4.2 million, or 76%, from the first quarter of 2005. This was mainly due to net securities gains of $0.1 million in the first of 2006 compared to net securities losses of $6.4 million in the same period of 2005.

Total noninterest expense increased $0.8 million, or 6%, from the first quarter of 2005.

Corresponding Financial Tables and Information

To view the corresponding financial tables and information, please refer to the Investor Relations section located under ‘‘About SunTrust’’ on our Web site at www.suntrust.com. This information may also be directly accessed via the quick link entitled ‘‘1st Quarter Earnings Release’’ on the SunTrust homepage.

Conference Call

SunTrust management will host a conference call on April 17, 2006 at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals are encouraged to call in beginning at 7:45

a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 1Q06; Leader: Greg Ketron). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 1Q06; Leader: Greg Ketron). A replay of the call will be available beginning April 17, 2006 and ending May 1, 2006 by dialing 1-866-498-5444 (domestic) or 1-203-369-1795 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under ‘‘Investor Relations’’ located under ‘‘About SunTrust’’ or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, ‘‘1st Quarter Earnings Release.’’ Beginning the afternoon of April 17, 2006, listeners may access an archived version of the webcast in the ‘‘Webcasts and Presentations’’ subsection found under ‘‘Investor Relations.’’ This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation's largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage, equipment leasing and capital markets services. SunTrust's Internet address is www.suntrust.com.

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Forward Looking Statements

This press release contains forward-looking statements, including statements about future prospects of the Company and credit quality. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook" or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Do not unduly rely on forward-looking statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K, in the Quarterly Reports on Form 10-Q and in the Current Reports filed on Form 8-K with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov). Those factors include (1) as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; (2) changes in market interest rates or capital markets could adversely affect our revenues and expenses, the value of assets and obligations, costs of capital, or liquidity; (3) the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; (4) a decrease in the market for residential real estate could harm our revenue and profitability; (5) clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; (6) consumers may decide not to use banks to complete their financial transactions, which could affect our net income; (7) we have businesses other than banking which subjects the Company to a variety of risks; (8) hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; (9) negative public opinion could damage our reputation and adversely impact business and revenues; (10) we rely on other companies to provide key components of our business infrastructure; (11) we depend on the accuracy and completeness of information about clients and counterparties; (12) regulation by federal and state agencies could adversely affect the business, revenue and profit margins; (13) competition in the financial services industry is intense and could result in losing business or reducing margins; (14) future legislation could harm our competitive position; (15) maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; (16) the Company’s ability to receive dividends from its subsidiaries accounts for most of its revenue and could affect its liquidity and ability to pay dividends; (17) we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; (18) we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements then operations could suffer; (19) we may not be able to hire or retain additional qualified personnel and recruiting costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement the business strategy; (20) our accounting policies and methods are key to how we report financial condition and results of operations, and may require management to make estimates about matters that are uncertain; (21) our stock price can be volatile; and (22) our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. The forward-looking statements in this press release speak only as of the date of this filing, and SunTrust does not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

This press release contains certain non-GAAP financial measures to describe our Company’s performance. The reconciliation of those measures to the most directly comparable GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this press release.

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SunTrust Banks, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended March 31			% Change
	2006		2005
EARNINGS & DIVIDENDS
Net income	$531.5		$492.3	8.0%
Total revenue – FTE [2]	2,050.9		1,883.0	8.9
Total revenue – FTE excluding securities gains and losses and net gain on sale of RCM assets [1]	2,050.8		1,868.8	9.7
Net income per average common share
Diluted	1.46		1.36	7.4
Basic	1.48		1.37	8.0
Dividends paid per average common share	0.61		0.55	10.9
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$177,618		$161,218	10.2%
Earning assets	156,714		140,853	11.3
Loans	116,263		103,216	12.6
Consumer and commercial deposits	95,292		90,968	4.8
Brokered and foreign deposits	24,652		13,424	83.6
Shareholders' equity	17,052		16,119	5.8
As of
Total assets	178,876		164,811	8.5
Earning assets	157,448		143,678	9.6
Loans	118,130		104,761	12.8
Allowance for loan and lease losses	1,039		1,024	1.5
Consumer and commercial deposits	97,940		93,035	5.3
Brokered and foreign deposits	23,836		14,499	64.4
Shareholders' equity	17,157		16,104	6.5
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.21%		1.24%	(2.4)%
Return on average assets less net unrealized securities gains [1]	1.19		1.23	(3.3)
Return on average total equity	12.64		12.39	2.0
Return on average realized shareholders' equity [1]	13.06		13.23	(1.3)
Net interest margin [2]	3.10		3.25	(4.6)
Efficiency ratio [2]	59.80		60.22	(0.7)
Tangible efficiency ratio [1]	58.47		58.56	(0.2)
Effective tax rate	31.03		31.71	(2.1)
Full-time equivalent employees	33,697		33,139	1.7
Number of ATM's	2,786		2,804	(0.6)
Full service banking offices	1,677		1,693	(0.9)
Traditional	1,332		1,346	(1.0)
In-store	345		347	(0.6)
Tier 1 capital ratio	7.10	% [3]	7.07%	0.3%
Total capital ratio	10.70	[3]	10.44	2.5
Tier 1 leverage ratio	6.70	[3]	6.61	1.4
Total average shareholders' equity to total average assets	9.60		10.00	(4.0)
Tangible equity to tangible assets [1]	5.72		5.52	3.6
Book value per share	47.22		44.59	5.9
Market price:
High	76.75		74.18	3.5
Low	69.68		69.00	1.0
Close	72.76		72.07	1.0
Market capitalization	26,437		26,030	1.6
Average common shares outstanding (000s)
Diluted	363,437		363,138	0.1
Basic	359,934		358,253	0.5

[1]	See Appendix A for a reconcilement of non-GAAP performance measures. "RCM" refers to Receivables Capital Management.

[2]	Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent ("FTE") basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

Revenue — FTE equals net interest income — FTE plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the press release date.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER FINANCIAL HIGHLIGHTS
(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	March 31 2006		December 31 2005	September 30 2005	June 30 2005	March 31 2005
EARNINGS & DIVIDENDS
Net income	$531.5		$518.5	$510.8	$465.7	$492.3
Total revenue – FTE [2]	2,050.9		2,005.0	2,008.1	1,913.3	1,883.0
Total revenue – FTE excluding securities gains and losses and net gain on sale of RCM assets [1]	2,050.8		2,004.4	2,006.7	1,913.4	1,868.8
Net income per average common share
Diluted	1.46		1.43	1.40	1.28	1.36
Basic	1.48		1.44	1.42	1.30	1.37
Dividends paid per average common share	0.61		0.55	0.55	0.55	0.55
CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$177,618		$175,769	$169,934	$165,254	$161,218
Earning assets	156,714		154,380	149,282	145,058	140,853
Loans	116,263		113,828	110,818	106,967	103,216
Consumer and commercial deposits	95,292		95,257	94,076	93,065	90,968
Brokered and foreign deposits	24,652		21,010	17,969	15,709	13,424
Shareholders' equity	17,052		16,876	16,823	16,276	16,119
As of
Total assets	178,876		179,713	172,416	168,953	164,811
Earning assets	157,448		157,661	151,469	147,996	143,678
Loans	118,130		114,555	112,411	109,594	104,761
Allowance for loan and lease losses	1,039		1,028	1,030	1,036	1,024
Consumer and commercial deposits	97,940		97,572	94,465	93,814	93,035
Brokered and foreign deposits	23,836		24,481	19,265	15,763	14,499
Shareholders' equity	17,157		16,887	16,718	16,646	16,104
FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.21%		1.17%	1.19%	1.13%	1.24%
Return on average assets less net unrealized securities gains [1]	1.19		1.15	1.18	1.11	1.23
Return on average total equity	12.64		12.19	12.05	11.48	12.39
Return on average realized shareholders' equity [1]	13.06		12.75	12.81	12.02	13.23
Net interest margin [2]	3.10		3.10	3.12	3.16	3.25
Efficiency ratio [2]	59.80		60.20	58.62	61.30	60.22
Tangible efficiency ratio [1]	58.47		58.79	57.13	59.74	58.56
Effective tax rate	31.03		28.97	31.12	30.90	31.71
Full-time equivalent employees	33,697		33,406	33,013	32,751	33,139
Number of ATM's	2,786		2,782	2,769	2,761	2,804
Full service banking offices	1,677		1,657	1,647	1,642	1,693
Traditional	1,332		1,325	1,319	1,319	1,346
In-store	345		332	328	323	347
Tier 1 capital ratio	7.10	% [3]	7.01%	7.03%	7.04%	7.07%
Total capital ratio	10.70	[3]	10.57	10.66	10.25	10.44
Tier 1 leverage ratio	6.70	[3]	6.65	6.64	6.65	6.61
Total average shareholders' equity to total average assets	9.60		9.60	9.90	9.85	10.00
Tangible equity to tangible assets [1]	5.72		5.56	5.68	5.72	5.52
Book value per share	47.22		46.65	46.28	45.96	44.59
Market price:
High	76.75		75.46	75.77	75.00	74.18
Low	69.68		65.32	68.85	69.60	69.00
Close	72.76		72.76	69.45	72.24	72.07
Market capitalization	26,437		26,338	25,089	26,162	26,030
Average common shares outstanding (000s)
Diluted	363,437		363,175	363,854	363,642	363,138
Basic	359,934		359,203	359,702	359,090	358,253

[1]	See Appendix A for a reconcilement of non-GAAP performance measures. "RCM" refers to Receivables Capital Management.

[2]	Revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent ("FTE") basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

Revenue — FTE equals net interest income — FTE plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the press release date.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	As of March 31		Increase/(Decrease)
	2006	2005	Amount	%
ASSETS
Cash and due from banks	$4,158,082	$4,178,424	$(20,342)	(0.5)%
Interest-bearing deposits in other banks	81,857	17,456	64,401	368.9
Funds sold and securities purchased under agreements to resell	1,108,841	1,764,554	(655,713)	(37.2)
Trading assets	2,937,137	2,516,512	420,625	16.7
Securities available for sale [1]	27,335,487	29,374,017	(2,038,530)	(6.9)
Loans held for sale	9,351,662	6,955,538	2,396,124	34.4
Loans:
Commercial	33,496,827	33,261,968	234,859	0.7
Real estate:
Home equity lines	13,791,702	11,974,594	1,817,108	15.2
Construction	12,068,483	8,430,066	3,638,417	43.2
Residential mortgages	32,366,617	25,554,889	6,811,728	26.7
Commercial real estate	12,571,041	11,957,627	613,414	5.1
Consumer:
Direct	5,421,722	6,865,462	(1,443,740)	(21.0)
Indirect	8,130,463	6,528,621	1,601,842	24.5
Business credit card	283,390	187,632	95,758	51.0
Total loans	118,130,245	104,760,859	13,369,386	12.8
Allowance for loan and lease losses	(1,039,247)	(1,023,746)	(15,501)	1.5
Net loans	117,090,998	103,737,113	13,353,885	12.9
Goodwill	6,897,105	6,861,721	35,384	0.5
Other intangible assets	1,123,463	1,073,154	50,309	4.7
Other assets	8,791,844	8,332,465	459,379	5.5
Total assets [2]	$178,876,476	$164,810,954	$14,065,522	8.5
LIABILITIES
Noninterest-bearing consumer and commercial deposits	$24,649,242	$24,448,291	$200,951	0.8%
Interest-bearing consumer and commercial deposits:
NOW accounts	17,514,277	17,897,932	(383,655)	(2.1)
Money market accounts	26,144,180	25,017,969	1,126,211	4.5
Savings	5,283,632	7,382,097	(2,098,465)	(28.4)
Consumer time	14,397,034	12,796,957	1,600,077	12.5
Other time	9,951,523	5,492,237	4,459,286	81.2
Total consumer and commercial deposits	97,939,888	93,035,483	4,904,405	5.3
Brokered deposits	16,965,675	8,183,776	8,781,899	107.3
Foreign deposits	6,870,179	6,315,625	554,554	8.8
Total deposits	121,775,742	107,534,884	14,240,858	13.2
Funds purchased	4,346,238	3,744,742	601,496	16.1
Securities sold under agreements to repurchase	6,970,317	6,368,963	601,354	9.4
Other short-term borrowings	1,494,384	2,167,383	(672,999)	(31.1)
Long-term debt	18,919,961	22,498,447	(3,578,486)	(15.9)
Trading liabilities	1,734,328	1,051,095	683,233	65.0
Other liabilities	6,478,058	5,341,181	1,136,877	21.3
Total liabilities	161,719,028	148,706,695	13,012,333	8.8
SHAREHOLDERS' EQUITY
Preferred stock, no par value	—	—	—	—
Common stock, $1.00 par value	370,578	370,578	—	—
Additional paid in capital	6,743,418	6,754,301	(10,883)	(0.2)
Retained earnings	9,621,597	8,412,574	1,209,023	14.4
Treasury stock, at cost, and other	(472,505)	(523,790)	51,285	(9.8)
Accumulated other comprehensive income	894,360	1,090,596	(196,236)	(18.0)
Total shareholders' equity	17,157,448	16,104,259	1,053,189	6.5
Total liabilities and shareholders' equity	$178,876,476	$164,810,954	$14,065,522	8.5
Common shares outstanding	363,338,615	361,176,868	2,161,747	0.6
Common shares authorized	750,000,000	750,000,000	—	—
Treasury shares of common stock	7,239,783	9,401,530	(2,161,747)	(23.0)
[1] Includes net unrealized gains of	$1,497,176	$1,710,792	$(213,616)	(12.5)%
[2] Includes earning assets of	157,448,053	143,678,144	13,769,909	9.6

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	As of
	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
ASSETS
Cash and due from banks	$4,158,082	$4,659,664	$4,228,590	$4,476,229	$4,178,424
Interest-bearing deposits in other banks	81,857	332,444	22,694	24,255	17,456
Funds sold and securities purchased under agreements to resell	1,108,841	1,313,498	1,208,087	1,496,544	1,764,554
Trading assets	2,937,137	2,811,225	2,470,160	2,489,467	2,516,512
Securities available for sale [1]	27,335,487	26,525,821	26,867,580	28,767,390	29,374,017
Loans held for sale	9,351,662	13,695,613	10,378,411	7,656,249	6,955,538
Loans
Commercial	33,496,827	33,764,183	33,109,716	33,750,907	33,261,968
Real estate:
Home equity lines	13,791,702	13,635,705	13,268,826	12,812,764	11,974,594
Construction	12,068,483	11,046,903	10,225,044	9,540,554	8,430,066
Residential mortgages	32,366,617	29,877,312	28,646,871	26,756,044	25,554,889
Commercial real estate	12,571,041	12,516,035	12,566,702	12,692,682	11,957,627
Consumer:
Direct	5,421,722	5,060,844	5,513,473	4,981,830	6,865,462
Indirect	8,130,463	8,389,401	8,829,635	8,842,322	6,528,621
Business credit card	283,390	264,512	250,543	217,097	187,632
Total loans	118,130,245	114,554,895	112,410,810	109,594,200	104,760,859
Allowance for loan and lease losses	(1,039,247)	(1,028,128)	(1,029,855)	(1,036,173)	(1,023,746)
Net loans	117,090,998	113,526,767	111,380,955	108,558,027	103,737,113
Goodwill	6,897,105	6,835,168	6,841,631	6,873,111	6,861,721
Other intangible assets	1,123,463	1,122,967	1,112,873	1,094,803	1,073,154
Other assets	8,791,844	8,889,674	7,905,115	7,516,500	8,332,465
Total assets [2]	$178,876,476	$179,712,841	$172,416,096	$168,952,575	$164,810,954
LIABILITIES
Noninterest-bearing consumer and commercial deposits	$24,649,242	$26,327,663	$24,548,595	$24,514,476	$24,448,291
Interest-bearing consumer and commercial deposits:
NOW accounts	17,514,277	17,781,451	16,896,647	17,574,815	17,897,932
Money market accounts	26,144,180	25,484,016	26,065,278	25,798,052	25,017,969
Savings	5,283,632	5,423,878	5,670,516	6,124,696	7,382,097
Consumer time	14,397,034	13,436,072	12,786,056	12,131,283	12,796,957
Other time	9,951,523	9,119,302	8,497,819	7,670,308	5,492,237
Total consumer and commercial deposits	97,939,888	97,572,382	94,464,911	93,813,630	93,035,483
Brokered deposits	16,965,675	15,644,932	12,837,377	11,419,706	8,183,776
Foreign deposits	6,870,179	8,835,864	6,427,770	4,343,762	6,315,625
Total deposits	121,775,742	122,053,178	113,730,058	109,577,098	107,534,884
Federal funds purchased	4,346,238	4,258,013	3,085,738	5,199,559	3,744,742
Securities sold under agreements to
repurchase	6,970,317	6,116,520	6,603,466	6,712,000	6,368,963
Other short-term borrowings	1,494,384	1,937,624	3,173,951	2,728,111	2,167,383
Long-term debt	18,919,961	20,779,249	22,364,776	21,565,176	22,498,447
Trading liabilities	1,734,328	1,529,325	1,064,603	1,003,495	1,051,095
Other liabilities	6,478,058	6,151,537	5,675,754	5,520,940	5,341,181
Total liabilities	161,719,028	162,825,446	155,698,346	152,306,379	148,706,695
SHAREHOLDERS' EQUITY
Preferred stock, no par value	—	—	—	—	—
Common stock, $1.00 par value	370,578	370,578	370,578	370,578	370,578
Additional paid in capital	6,743,418	6,761,684	6,758,901	6,763,940	6,754,301
Retained earnings	9,621,597	9,310,978	8,991,168	8,679,452	8,412,574
Treasury stock, at cost, and other	(472,505)	(493,936)	(541,176)	(465,736)	(523,790)
Accumulated other comprehensive income	894,360	938,091	1,138,279	1,297,962	1,090,596
Total shareholders' equity	17,157,448	16,887,395	16,717,750	16,646,196	16,104,259
Total liabilities and shareholders' equity	$178,876,476	$179,712,841	$172,416,096	$168,952,575	$164,810,954
Common shares outstanding	363,338,615	361,984,193	361,248,048	362,159,995	361,176,868
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Treasury shares of common stock	7,239,783	8,594,205	9,330,350	8,418,403	9,401,530
[1] Includes net unrealized gains of	$1,497,176	$1,572,033	$1,888,990	$2,032,317	$1,710,792
[2] Includes earning assets of	157,448,053	157,661,463	151,468,752	147,995,788	143,678,144

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31		Increase/(Decrease)
	2006	2005	Amount	%
Interest income	$2,278,713	$1,716,022	$562,691	32.8%
Interest expense	1,099,672	604,462	495,210	81.9
NET INTEREST INCOME	1,179,041	1,111,560	67,481	6.1
Provision for loan losses	33,403	10,556	22,847	216.4
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	1,145,638	1,101,004	44,634	4.1
NONINTEREST INCOME
Service charges on deposit accounts	186,185	184,103	2,082	1.1
Trust and investment management income	168,089	164,515	3,574	2.2
Retail investment services	54,989	55,143	(154)	(0.3)
Other charges and fees	112,382	111,375	1,007	0.9
Investment banking income	51,815	50,007	1,808	3.6
Trading account profits and commissions	36,875	44,046	(7,171)	(16.3)
Card fees	56,603	48,156	8,447	17.5
Net gain on sale of RCM assets	—	19,874	(19,874)	(100.0)
Mortgage production related income	63,037	17,997	45,040	250.3
Mortgage servicing related income	44,710	12,210	32,500	266.2
Other noninterest income	76,717	52,047	24,670	47.4
Securities gains/(losses)	104	(5,659)	5,763	(101.8)
Total noninterest income	851,506	753,814	97,692	13.0
NONINTEREST EXPENSE
Employee compensation and benefits	704,965	634,793	70,172	11.1
Net occupancy expense	81,044	75,851	5,193	6.8
Outside processing and software	94,892	82,848	12,044	14.5
Equipment expense	49,448	52,882	(3,434)	(6.5)
Marketing and customer development	42,646	31,629	11,017	34.8
Amortization of intangible assets	27,245	31,217	(3,972)	(12.7)
Merger expense	—	25,738	(25,738)	(100.0)
Other noninterest expense	226,251	198,948	27,303	13.7
Total noninterest expense	1,226,491	1,133,906	92,585	8.2
INCOME BEFORE PROVISION FOR INCOME TAXES	770,653	720,912	49,741	6.9
Provision for income taxes	239,126	228,618	10,508	4.6
NET INCOME	$531,527	$492,294	$39,233	8.0
Net interest income – FTE [1]	$1,199,379	$1,129,226	$70,153	6.2
Net income per average common share
Diluted	1.46	1.36	0.10	7.4
Basic	1.48	1.37	0.11	8.0
Cash dividends paid per common share	0.61	0.55	0.06	10.9
Average shares outstanding (000s)
Diluted	363,437	363,138	299	0.1
Basic	359,934	358,253	1,681	0.5

[1]	Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Interest income	$2,278,713	$2,175,340	$1,996,674	$1,843,273	$1,716,022
Interest expense	1,099,672	988,304	840,013	719,564	604,462
NET INTEREST INCOME	1,179,041	1,187,036	1,156,661	1,123,709	1,111,560
Provision for loan losses	33,403	48,126	70,393	47,811	10,556
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,145,638	1,138,910	1,086,268	1,075,898	1,101,004
NONINTEREST INCOME
Service charges on deposit accounts	186,185	196,792	198,348	193,276	184,103
Trust and investment management income	168,089	172,900	168,802	167,503	164,515
Retail investment services	54,989	53,250	52,257	52,624	55,143
Other charges and fees	112,382	115,507	117,341	112,258	111,375
Investment banking income	51,815	59,727	53,090	53,706	50,007
Trading account profits and commissions	36,875	27,418	41,837	31,819	44,046
Card fees	56,603	57,688	52,924	52,011	48,156
Net gain on sale of RCM assets	—	—	3,508	—	19,874
Mortgage production related income	63,037	34,817	65,833	26,238	17,997
Mortgage servicing related income	44,710	13,519	5,242	10,885	12,210
Other noninterest income	76,717	65,705	75,285	70,616	52,047
Securities (losses)/gains	104	600	(2,069)	(27)	(5,659)
Total noninterest income	851,506	797,923	832,398	770,909	753,814
NONINTEREST EXPENSE
Employee compensation and benefits	704,965	643,801	632,333	623,284	634,793
Net occupancy expense	81,044	83,217	79,519	73,483	75,851
Outside processing and software	94,892	92,305	92,952	89,282	82,848
Equipment expense	49,448	49,494	50,083	51,579	52,882
Marketing and customer development	42,646	50,133	38,651	36,298	31,629
Amortization of intangible assets	27,245	28,192	29,737	29,818	31,217
Merger expense	—	6,538	12,104	54,262	25,738
Other noninterest expense	226,251	253,247	241,692	214,819	198,948
Total noninterest expense	1,226,491	1,206,927	1,177,071	1,172,825	1,133,906
INCOME BEFORE PROVISION FOR
INCOME TAXES	770,653	729,906	741,595	673,982	720,912
Provision for income taxes	239,126	211,435	230,821	208,282	228,618
NET INCOME	$531,527	$518,471	$510,774	$465,700	$492,294
Net interest income – FTE [1]	$1,199,379	$1,207,061	$1,175,742	$1,142,429	$1,129,226
Net income per average common share
Diluted	1.46	1.43	1.40	1.28	1.36
Basic	1.48	1.44	1.42	1.30	1.37
Cash dividends paid per common share	0.61	0.55	0.55	0.55	0.55
Average shares outstanding (000s)
Diluted	363,437	363,175	363,854	363,642	363,138
Basic	359,934	359,203	359,702	359,090	358,253

[1]	Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED DAILY AVERAGE BALANCES,
AVERAGE YIELDS EARNED AND RATES PAID
(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	March 31, 2006			December 31, 2005
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$31,489.6	$456.4	5.80%	$29,893.4	$422.7	5.66%
Real estate construction	11,117.5	195.6	7.14	10,147.9	173.9	6.80
Real estate home equity lines	13,389.9	235.1	7.12	13,067.7	218.2	6.62
Real estate commercial	12,780.4	204.4	6.49	12,792.1	201.7	6.26
Commercial – FTE [1]	33,064.5	482.8	5.92	32,997.2	466.5	5.61
Business credit card	278.1	4.4	6.30	271.8	4.2	6.21
Consumer – direct	5,284.8	84.2	6.46	5,438.2	83.8	6.11
Consumer – indirect	8,553.0	115.2	5.46	8,899.1	122.0	5.44
Nonaccrual and restructured	304.5	4.1	5.52	320.2	3.5	4.31
Total loans	116,262.3	1,782.2	6.22	113,827.6	1,696.5	5.91
Securities available for sale:
Taxable	23,927.9	283.1	4.73	24,005.4	273.8	4.56
Tax-exempt – FTE [1]	916.5	13.4	5.85	908.1	13.3	5.87
Total securities available for sale – FTE [1]	24,844.4	296.5	4.77	24,913.5	287.1	4.61
Funds sold and securities purchased under agreements to resell	1,130.1	12.0	4.23	1,068.4	10.4	3.82
Loans held for sale	11,359.6	177.9	6.26	11,980.8	180.9	6.04
Interest-bearing deposits	293.6	2.4	3.34	31.9	0.3	3.96
Trading assets	2,823.6	28.1	4.04	2,557.7	20.2	3.13
Total earning assets	156,713.6	2,299.1	5.95	154,379.9	2,195.4	5.64
Allowance for loan and lease losses	(1,037.8)			(1,034.8)
Cash and due from banks	4,056.0			4,349.2
Premises and equipment	1,871.1			1,833.5
Other assets	14,402.6			14,370.1
Unrealized gains on securities available for sale, net	1,612.8			1,871.2
Total assets	$177,618.3			$175,769.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits:
NOW accounts	$17,000.0	$60.5	1.44%	$17,011.3	$52.2	1.22%
Money market accounts	25,628.4	146.6	2.32	25,797.6	128.6	1.98
Savings	5,291.2	15.0	1.15	5,472.9	13.7	0.99
Consumer time	13,894.6	117.3	3.42	13,231.5	106.8	3.20
Other time	9,579.6	91.7	3.88	9,050.8	82.2	3.60
Total interest-bearing consumer and commercial deposits	71,393.8	431.1	2.45	70,564.1	383.5	2.16
Brokered deposits	15,447.9	172.7	4.47	13,658.6	142.8	4.09
Foreign deposits	9,203.8	101.8	4.42	7,351.3	74.9	3.99
Total interest-bearing deposits	96,045.5	705.6	2.98	91,574.0	601.2	2.60
Funds purchased	3,974.9	43.8	4.40	4,742.3	47.9	3.95
Securities sold under agreements to repurchase	6,865.1	68.4	3.99	6,452.1	58.1	3.53
Other short-term borrowings	1,866.6	25.2	5.47	2,800.6	30.7	4.35
Long-term debt	20,413.0	256.7	5.10	21,189.9	250.4	4.69
Total interest-bearing liabilities	129,165.1	1,099.7	3.45	126,758.9	988.3	3.09
Noninterest-bearing deposits	23,898.6			24,693.0
Other liabilities	7,502.8			7,441.6
Shareholders' equity	17,051.8			16,875.6
Total liabilities and shareholders' equity	$177,618.3			$175,769.1

Interest Rate Spread			2.50%			2.55%

Net Interest Income – FTE [1]		$1,199.4			$1,207.1

Net Interest Margin			3.10%			3.10%

[1]	The fully taxable-equivalent (‘‘FTE’’) basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

SunTrust Banks, Inc. and Subsidiaries
CONSOLIDATED DAILY AVERAGE BALANCES,
AVERAGE YIELDS EARNED AND RATES PAID
(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	September 30, 2005			June 30, 2005			March 31, 2005
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$28,250.5	$388.4	5.50%	$26,224.1	$347.8	5.31%	$23,435.7	$300.5	5.13%
Real estate construction	9,515.7	152.6	6.36	9,196.9	137.6	6.00	9,621.2	134.8	5.68
Real estate home equity lines	12,648.6	195.7	6.14	12,134.7	173.7	5.74	11,573.7	152.8	5.35
Real estate commercial	12,872.0	193.0	5.95	12,214.5	171.9	5.64	9,537.0	124.8	5.31
Commercial – FTE [1]	32,601.7	428.7	5.22	32,393.4	398.6	4.94	33,423.9	394.9	4.79
Business credit card	223.5	3.8	6.89	213.1	3.5	6.52	197.7	3.4	6.81
Consumer – direct	5,173.0	76.7	5.88	5,404.7	79.3	5.88	6,767.2	96.6	5.79
Consumer – indirect	9,179.8	124.9	5.40	8,861.1	117.7	5.33	8,384.4	112.1	5.42
Nonaccrual and restructured	353.6	3.8	4.25	324.2	3.1	3.78	275.0	2.8	4.19
Total loans	110,818.4	1,567.6	5.61	106,966.7	1,433.2	5.37	103,215.8	1,322.7	5.20
Securities available for sale:
Taxable	25,252.1	281.6	4.46	26,526.7	293.3	4.42	26,477.7	288.3	4.36
Tax-exempt – FTE [1]	872.2	12.9	5.91	857.8	12.7	5.93	836.1	12.7	6.10
Total securities available for sale – FTE [1]	26,124.3	294.5	4.51	27,384.5	306.0	4.47	27,313.8	301.0	4.41
Funds sold and securities purchased under agreements to resell	1,391.8	11.9	3.35	1,560.7	11.2	2.84	1,604.3	9.7	2.41
Loans held for sale	8,571.5	123.0	5.74	6,783.0	95.7	5.65	6,393.2	86.1	5.39
Interest-bearing deposits	18.5	0.2	3.72	31.9	0.3	3.85	17.5	0.1	1.60
Trading assets	2,357.3	18.6	3.12	2,330.9	15.6	2.68	2,308.2	14.1	2.48
Total earning assets	149,281.8	2,015.8	5.36	145,057.7	1,862.0	5.15	140,852.8	1,733.7	4.99
Allowance for loan and lease losses	(1,036.5)			(1,030.7)			(1,065.5)
Cash and due from banks	4,226.8			4,368.5			4,309.5
Premises and equipment	1,842.6			1,848.1			1,862.9
Other assets	13,517.1			13,218.4			13,225.7
Unrealized gains on securities available for sale, net	2,102.2			1,791.6			2,032.8
Total assets	$169,934.0			$165,253.6			$161,218.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits:
NOW accounts	$16,853.1	$44.3	1.04%	$17,519.6	$38.6	0.88%	$17,479.8	$33.8	0.78%
Money market accounts	26,299.7	125.5	1.89	25,472.9	102.7	1.62	24,767.4	82.1	1.34
Savings	5,865.1	13.6	0.92	6,462.4	14.2	0.88	7,506.9	15.5	0.84
Consumer time	12,419.3	91.7	2.93	12,122.0	81.2	2.69	12,324.0	75.1	2.47
Other time	8,117.1	67.5	3.30	7,177.9	54.2	3.03	5,166.6	34.9	2.74
Total interest-bearing consumer and commercial deposits	69,554.3	342.6	1.95	68,754.8	290.9	1.70	67,244.7	241.4	1.46
Brokered deposits	10,940.4	94.6	3.38	9,580.3	75.9	3.14	6,462.1	41.1	2.54
Foreign deposits	7,028.8	61.5	3.42	6,128.9	43.8	2.82	6,962.3	40.0	2.30
Total interest-bearing deposits	87,523.5	498.7	2.26	84,464.0	410.6	1.95	80,669.1	322.5	1.62
Funds purchased	3,468.1	30.3	3.41	3,467.7	27.0	3.08	3,870.1	23.4	2.42
Securities sold under agreements to repurchase	6,671.1	51.7	3.03	6,380.3	41.0	2.54	6,263.9	32.8	2.09
Other short-term borrowings	2,625.9	24.9	3.76	2,634.1	22.5	3.42	2,591.3	17.0	2.65
Long-term debt	21,929.4	234.5	4.24	21,547.2	218.5	4.07	22,197.7	208.8	3.82
Total interest-bearing liabilities	122,218.0	840.1	2.73	118,493.3	719.6	2.44	115,592.1	604.5	2.12
Noninterest-bearing deposits	24,521.5			24,309.7			23,723.1
Other liabilities	6,371.6			6,175.0			5,783.6
Shareholders' equity	16,822.9			16,275.6			16,119.4
Total liabilities and shareholders' equity	$169,934.0			$165,253.6			$161,218.2

Interest Rate Spread			2.63%			2.71%			2.87%

Net Interest Income – FTE [1]		$1,175.7			$1,142.4			$1,129.2

Net Interest Margin			3.12%			3.16%			3.25%

[1]	The fully taxable-equivalent (‘‘FTE’’) basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

SunTrust Banks, Inc. and Subsidiaries
OTHER FINANCIAL DATA
(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31		% Change
	2006	2005
CREDIT DATA
Allowance for loan and lease losses – beginning	$1,028,128	$1,050,024	(2.1)%
Provision for loan losses	33,403	10,556	216.4
Charge-offs
Commercial	(13,453)	(16,610)	(19.0)
Real estate:
Home equity lines	(5,784)	(2,282)	153.5
Construction	(128)	(797)	(83.9)
Residential mortgages	(6,304)	(6,191)	1.8
Commercial real estate	(961)	(825)	16.5
Consumer:
Direct	(6,134)	(4,572)	34.2
Indirect	(21,502)	(33,816)	(36.4)
Total charge-offs	(54,266)	(65,093)	(16.6)
Recoveries
Commercial	7,083	9,737	(27.3)
Real estate:
Home equity lines	1,950	798	144.4
Construction	54	191	(71.7)
Residential mortgages	2,269	1,176	92.9
Commercial real estate	3,394	338	904.1
Consumer:
Direct	3,594	2,540	41.5
Indirect	13,638	13,479	1.2
Total recoveries	31,982	28,259	13.2
Net charge-offs	(22,284)	(36,834)	(39.5)
Allowance for loan and lease losses – ending	$1,039,247	$1,023,746	1.5
Net charge-offs to average loans (annualized)
Commercial	0.08%	0.08%	(6.5)%
Real estate:
Home equity lines	0.12	0.05	154.8
Construction	0.00	0.02	(82.6)
Residential mortgages	0.05	0.08	(32.3)
Commercial real estate	(0.08)	0.02	(472.7)
Consumer:
Direct	0.19	0.12	60.1
Indirect	0.37	0.96	(61.1)
Total net charge-offs to total average loans	0.08%	0.14%	(42.9)%
Period Ended
Nonaccrual loans
Commercial	$52,911	$116,386	(54.5)%
Real estate:
Construction	28,130	36,793	(23.5)
Residential mortgages	115,800	112,166	3.2
Commercial real estate	45,626	45,192	1.0
Consumer loans	20,327	26,520	(23.4)
Total nonaccrual loans	262,794	337,057	(22.0)
Restructured loans	26,949	20,071	34.3
Total nonperforming loans	289,743	357,128	(18.9)
Other real estate owned (OREO)	38,920	27,555	41.2
Other repossessed assets	5,652	7,662	(26.2)
Total nonperforming assets	$334,315	$392,345	(14.8)
Total accruing loans past due 90 days or more[1]	$399,462	$182,591	118.8%
Total nonperforming loans to total loans	0.25%	0.34%	(26.5)%
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.28	0.37	(24.3)
Allowance to period-end loans	0.88	0.98	(10.2)
Allowance to nonperforming loans	358.7	286.7	25.1

[1]	Beginning in June 2005, Ginnie Mae potential buybacks are included in total accruing loans past due 90 days or more.

SunTrust Banks, Inc. and Subsidiaries
FIVE QUARTER OTHER FINANCIAL DATA
(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31 2006	December 31 2005	% Change	September 30 2005	June 30 2005	March 31 2005
CREDIT DATA
Allowance for loan and lease losses – beginning	$1,028,128	$1,029,855	(0.2)%	$1,036,173	$1,023,746	$1,050,024
Provision for loan losses	33,403	48,126	(30.6)	70,393	47,811	10,556
Charge-offs
Commercial	(13,453)	(23,157)	(41.9)	(52,450)	(19,779)	(16,610)
Real estate:
Home equity lines	(5,784)	(7,930)	(27.1)	(6,992)	(7,344)	(2,282)
Construction	(128)	(3,265)	(96.1)	(748)	(1,191)	(797)
Residential mortgages	(6,304)	(5,984)	5.3	(9,106)	(1,512)	(6,191)
Commercial real estate	(961)	(1,551)	(38.0)	(328)	(393)	(825)
Consumer:
Direct	(6,134)	(9,714)	(36.9)	(9,229)	(13,684)	(4,572)
Indirect	(21,502)	(28,136)	(23.6)	(25,761)	(21,898)	(33,816)
Total charge-offs	(54,266)	(79,737)	(31.9)	(104,614)	(65,801)	(65,093)
Recoveries
Commercial	7,083	9,561	(25.9)	7,732	9,278	9,737
Real estate:
Home equity lines	1,950	1,877	3.9	2,030	1,457	798
Construction	54	90	(40.0)	205	312	191
Residential mortgages	2,269	2,409	(5.8)	2,137	2,403	1,176
Commercial real estate	3,394	369	819.8	1,415	556	338
Consumer:
Direct	3,594	3,559	1.0	3,569	3,841	2,540
Indirect	13,638	12,019	13.5	10,815	12,570	13,479
Total recoveries	31,982	29,884	7.0	27,903	30,417	28,259
Net charge-offs	(22,284)	(49,853)	(55.3)	(76,711)	(35,384)	(36,834)
Allowance for loan and lease losses – ending	$1,039,247	$1,028,128	1.1	$1,029,855	$1,036,173	$1,023,746
Net charge-offs to average loans (annualized)
Commercial	0.08%	0.16%	(52.2)%	0.54%	0.13%	0.08%
Real estate:
Home equity lines	0.12	0.18	(41.1)	0.16	0.19	0.05
Construction	0.00	0.12	(46.7)	0.02	0.04	0.02
Residential mortgages	0.05	0.05	5.0	0.10	(0.01)	0.08
Commercial real estate	(0.08)	0.04	(316.0)	(0.03)	(0.01)	0.02
Consumer:
Direct	0.19	0.45	(55.4)	0.43	0.72	0.12
Indirect	0.37	0.72	(46.7)	0.64	0.42	0.96
Total net charge-offs to total average loans	0.08%	0.17%	(52.9)%	0.27%	0.13%	0.14%
Period Ended
Nonaccrual loans
Commercial	$52,911	$70,880	(25.4)%	$98,291	$116,609	$116,386
Real estate:
Construction	28,130	24,442	15.1	33,182	50,311	36,793
Residential mortgages	115,800	103,317	12.1	101,826	102,201	112,166
Commercial real estate	45,626	44,603	2.3	50,546	36,456	45,192
Consumer loans	20,327	28,732	(29.3)	23,943	22,441	26,520
Total nonaccrual loans	262,794	271,974	(3.4)	307,788	328,018	337,057
Restructured loans	26,949	24,399	10.5	21,876	21,236	20,071
Total nonperforming loans	289,743	296,373	(2.2)	329,664	349,254	357,128
Other real estate owned (OREO)	38,920	30,682	26.8	26,013	25,263	27,555
Other repossessed assets	5,652	7,160	(21.1)	7,060	5,786	7,662
Total nonperforming assets	$334,315	$334,215	0.0	$362,737	$380,303	$392,345
Total accruing loans past due 90 days or more [1]	$399,462	$371,491	7.5%	$318,694	$271,792	$182,591
Total nonperforming loans to total loans	0.25%	0.26%	(3.8)%	0.29%	0.32%	0.34%
Total nonperforming assets to total loans plus OREO and other repossessed assets	0.28	0.29	(3.4)	0.32	0.35	0.37
Allowance to period-end loans	0.88	0.90	(2.2)	0.92	0.95	0.98
Allowance to nonperforming loans	358.7	346.9	3.4	312.4	296.7	286.7

[1]Beginning in June 2005, Ginnie Mae potential buybacks are included in total accruing loans past due 90 days or more.

SunTrust Banks, Inc. and Subsidiaries
OTHER FINANCIAL DATA (continued)
(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31
	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$424,143	$482,392	$154,916	$1,061,451
Amortization	(26,411)	(36,839)	(4,806)	(68,056)
Servicing rights originated	—	68,640	—	68,640
Lighthouse Partners client relationships and noncompete agreements	—	—	11,119	11,119
Balance, March 31, 2005	$397,732	$514,193	$161,229	$1,073,154
Balance, beginning of period	$324,743	$657,604	$140,620	$1,122,967
Amortization	(22,544)	(43,984)	(4,700)	(71,228)
Servicing rights originated	—	127,209	—	127,209
Community Bank of Florida acquisition	1,085	—	—	1,085
Reclass NYSE seat	—	—	(1,050)	(1,050)
AMA minority interest buyout	—	—	4,473	4,473
Sale of excess mortgage servicing rights	—	(59,992)		(59,992)
Balance, March 31, 2006	$303,284	$680,837	$139,343	$1,123,464

	Three Months Ended
	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
COMMON SHARE ROLLFORWARD
Beginning balance	361,984	361,248	362,160	361,177	360,841
Acquisition and contingent consideration	203	—	—	—	—
Shares issued/exchanged for employee benefit plans, stock option, performance stock and restricted stock activity	2,687	736	868	983	1,331
Acquisition of treasury stock	(1,535)	—	(1,780)	—	(995)
Ending balance	363,339	361,984	361,248	362,160	361,177
COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased	1,535	—	1,780	—	995
Average price per share of repurchased common shares	$70.76	$—	$70.22	$—	$71.77
Total cost	$108,622	$—	$124,990	$—	$71,405
Maximum number of shares that may yet be purchased under plans or programs	10,000	3,253	3,253	5,033	5,033

SunTrust Banks, Inc. and Subsidiaries
RECONCILEMENT OF NON-GAAP MEASURES
APPENDIX A TO THE PRESS RELEASE
(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
NON-GAAP MEASURES PRESENTED IN THE PRESS RELEASE
Net income	$531,527	$518,471	$510,774	$465,700	$492,294
Securities (gains)/losses, net of tax	(64)	(372)	1,283	17	3,509
Net income excluding securities gains and losses	531,463	518,099	512,057	465,717	495,803
The Coca-Cola Company dividend, net of tax	(13,317)	(12,027)	(12,028)	(12,027)	(12,028)
Net income excluding securities (gains)/losses and The Coca-Cola Company dividend	$518,146	$506,072	$500,029	$453,690	$483,775
Total average assets	$177,618,283	$175,769,140	$169,933,960	$165,253,589	$161,218,222
Average net unrealized securities gains	(1,612,808)	(1,871,230)	(2,102,257)	(1,791,566)	(2,032,787)
Average assets less net unrealized securities gains	$176,005,475	$173,897,910	$167,831,703	$163,462,023	$159,185,435
Total average equity	$17,051,805	$16,875,645	$16,822,919	$16,275,567	$16,119,430
Average accumulated other comprehensive income	(963,683)	(1,126,701)	(1,331,103)	(1,139,477)	(1,285,278)
Total average realized equity	$16,088,122	$15,748,944	$15,491,816	$15,136,090	$14,834,152
Return on average total assets	1.21%	1.17%	1.19%	1.13%	1.24%
Impact of excluding net realized and unrealized securities gains/losses and The Coca-Cola Company dividend	(0.02)	(0.02)	(0.01)	(0.02)	(0.01)
Return on average total assets less net unrealized securities gains [1]	1.19%	1.15%	1.18%	1.11%	1.23%
Return on average total shareholders' equity	12.64%	12.19%	12.05%	11.48%	12.39%
Impact of excluding net realized and unrealized securities gains/ losses and The Coca-Cola Company dividend	0.42	0.56	0.76	0.54	0.84
Return on average realized shareholders' equity [2]	13.06%	12.75%	12.81%	12.02%	13.23%
Efficiency ratio [3]	59.80%	60.20%	58.62%	61.30%	60.22%
Impact of excluding amortization of intangible assets	(1.33)	(1.41)	(1.49)	(1.56)	(1.66)
Tangible efficiency ratio [4]	58.47%	58.79%	57.13%	59.74%	58.56%
Total shareholders' equity	$17,157,448	$16,887,395	$16,717,750	$16,646,196	$16,104,259
Goodwill	(6,897,105)	(6,835,168)	(6,841,631)	(6,873,111)	(6,861,721)
Other intangible assets including mortgage servicing rights ("MSRs")	(1,123,463)	(1,122,967)	(1,112,873)	(1,094,803)	(1,073,154)
Mortgage servicing rights	680,837	657,604	613,467	565,660	514,193
Tangible equity	$9,817,717	$9,586,864	$9,376,713	$9,243,942	$8,683,577
Total assets	$178,876,476	$179,712,841	$172,416,096	$168,952,575	$164,810,954
Goodwill	(6,897,105)	(6,835,168)	(6,841,631)	(6,873,111)	(6,861,721)
Other intangible assets including MSRs	(1,123,463)	(1,122,967)	(1,112,873)	(1,094,803)	(1,073,154)
Mortgage servicing rights	680,837	657,604	613,467	565,660	514,193
Tangible assets	$171,536,745	$172,412,310	$165,075,059	$161,550,321	$157,390,272
Tangible equity to tangible assets [5]	5.72%	5.56%	5.68%	5.72%	5.52%
Noninterest income	$851,506	$797,923	$832,398	$770,909	$753,814
Securities (gains)/losses	(104)	(600)	2,069	27	5,659
Gain on sale of RCM assets, net of related expenses	—	—	(3,508)	—	(19,874)

	Three Months Ended
	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
Total noninterest income excluding securities (gains)/losses and net gain on sale of RCM assets [6]	$851,402	$797,323	$830,959	$770,936	$739,599
Net interest income	$1,179,041	$1,187,036	$1,156,661	$1,123,709	$1,111,560
Taxable-equivalent adjustment	20,338	20,025	19,081	18,720	17,666
Net interest income – FTE	1,199,379	1,207,061	1,175,742	1,142,429	1,129,226
Noninterest income	851,506	797,923	832,398	770,909	753,814
Total revenue – FTE	2,050,885	2,004,984	2,008,140	1,913,338	1,883,040
Securities (gains)/losses	(104)	(600)	2,069	27	5,659
Gain on sale of RCM assets, net of related expenses	—	—	(3,508)	—	(19,874)
Total revenue – FTE excluding securities (gains)/losses and net gain on sale of RCM assets [6]	$2,050,781	$2,004,384	$2,006,701	$1,913,365	$1,868,825

	Three Months Ended
	March 31 2006	December 31 2005	%[7] Change	March 31 2006	March 31 2005	% Change
AVERAGE LOW COST CONSUMER AND COMMERCIAL DEPOSIT RECONCILEMENT
Noninterest bearing deposits	$23,898,646	$24,693,026	(3.2)	$23,898,646	$23,723,080	0.7
NOW accounts	16,999,971	17,011,346	(0.1)	16,999,971	17,479,848	(2.7)
Savings	5,291,229	5,472,928	(3.3)	5,291,229	7,506,923	(29.5)
Total average low cost consumer and commercial deposits	$46,189,846	$47,177,300	(2.1)	$46,189,846	$48,709,851	(5.2)

[1]	SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers reflect primarily adjustments to remove the effects of the Company's securities portfolio which includes the ownership by the Company of 48.3 million shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company's return on assets because it more accurately reflects the return on the assets that are related to the Company's core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average assets less net unrealized securities gains.

[2]	The Company also believes that the return on average realized equity is more indicative of the Company's return on equity because the excluded equity relates primarily to a long term holding of a specific security. The return on average realized shareholders' equity is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average realized shareholders' equity.

[3]	Computed by dividing noninterest expense by total revenue — FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

[4]	SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets.The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry.This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[5]	SunTrust presents a tangible equity to tangible assets ratio that excludes the impact of purchase accounting intangible assets.The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company) it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry.This measure is used by management to analyze capital adequacy.

[6]	SunTrust presents total noninterest income and total revenue excluding realized securities gains/losses and the net gain on the sale of RCM assets. The Company believes total noninterest income and total revenue without securities gains/losses is more indicative of the Company's performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of RCM assets because the Company believes the exclusion of the net gain is more indicative of normalized operations.

[7]	Multiply by 4 to calculate sequential annualized growth or reductions discussed in the earnings call.

SunTrust Banks, Inc. and Subsidiaries
RECONCILEMENT OF NON-GAAP MEASURES
APPENDIX A TO THE PRESS RELEASE, continued
(Dollars in thousands) (Unaudited)

	Three Months Ended
	March 31 2006	December 31 2005	September 30 2005	June 30 2005	March 31 2005
SELECTED NON-GAAP MEASURES
PRESENTED IN THE PRESS RELEASE [1]
Net income	$531,527	$518,471	510,774	465,700	$492,294
Merger expense, net of tax	—	4,053	7,505	33,642	15,958
Net income excluding merger expense	531,527	522,524	518,279	499,342	508,252
Net gain on sale of RCM assets, net of tax	—	—	(2,175)	—	(12,322)
Net income excluding merger expense and net gain on sale of RCM assets	$531,527	$522,524	$516,104	$499,342	$495,930
Diluted earnings per share	$1.46	$1.43	$1.40	$1.28	$1.36
Impact of excluding merger expense	—	0.01	0.02	0.09	0.04
Diluted earnings per share excluding merger expense	1.46	1.44	1.42	1.37	1.40
Impact of net gain on sale of RCM assets	—	—	—	—	(0.03)
Diluted earnings per share excluding merger expense and net gain on sale of RCM assets	$1.46	$1.44	$1.42	$1.37	$1.37
Total revenue — FTE	$2,050,885	$2,004,984	$2,008,140	$1,913,338	$1,883,040
Securities (gains)/losses	(104)	(600)	2,069	27	5,659
Net gain on sale of RCM assets	—	—	(3,508)	—	(19,874)
Total revenue excluding securities (gains)/losses and net gain on sale of RCM assets	$2,050,781	$2,004,384	$2,006,701	$1,913,365	$1,868,825
Noninterest income	$851,506	$797,923	$832,398	$770,909	$753,814
Net gain on sale of RCM assets	—	—	(3,508)	—	(19,874)
Noninterest income excluding net gain on sale of RCM assets	$851,506	$797,923	$828,890	$770,909	$733,940
Noninterest expense	$1,226,491	$1,206,927	$1,177,071	$1,172,825	$1,133,906
Merger expense	—	(6,538)	(12,104)	(54,262)	(25,738)
Noninterest expense excluding merger expense	$1,226,491	$1,200,389	$1,164,967	$1,118,563	$1,108,168
Noninterest expense	$1,226,491	$1,206,927	$1,177,071	$1,172,825	$1,133,906
Amortization of intangible assets	(27,245)	(28,192)	(29,737)	(29,818)	(31,217)
Noninterest expense excluding amortization of intangible assets	$1,199,246	$1,178,735	$1,147,334	$1,143,007	$1,102,689
Return on average total assets	1.21%	1.17%	1.19	1.13	1.24%
Impact of excluding merger expense	—	0.01	0.02	0.08	0.04
Return on average total assets excluding merger expense [2]	1.21%	1.18%	1.21	1.21	1.28%
Return on average total shareholders' equity	12.64%	12.19%	12.05	11.48	12.39%
Impact of excluding merger expense	—	0.09	0.17	0.83	0.40
Return on average total shareholders' equity excluding merger expense [3]	12.64%	12.28%	12.22	12.31	12.79%
Efficiency ratio [4]	59.80%	60.20%	58.62	61.30	60.22%
Impact of excluding merger expense	—	(0.33)	(0.61)	(2.84)	(1.37)
Efficiency ratio excluding merger expense	59.80	59.87	58.01	58.46	58.85
Impact of net gain on sale of RCM assets	—	—	0.10	—	0.63
Efficiency ratio excluding merger expense and net gain on sale of RCM assets	59.80%	59.87%	58.11	58.46	59.48%
Tangible efficiency ratio [5]	58.47%	58.79%	57.13	59.74	58.56%
Impact of excluding merger expense	—	(0.33)	(0.60)	(2.84)	(1.37)
Tangible efficiency ratio excluding merger expense	58.47	58.46	56.53	56.90	57.19
Impact of net gain on sale of RCM assets	—	—	0.17	—	0.61
Tangible efficiency ratio excluding merger expense and net gain on sale of RCM assets	58.47%	58.46%	56.70	56.90	57.80%

[1]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of National Commerce Financial ("NCF"). The Company also presents selected financial data that further excludes the net gain related to the sale of RCM assets. The Company believes the exclusion of these two measures is more reflective of normalized operations.

[2]	Computed by dividing annualized net income excluding merger expense by average total assets.

[3]	Computed by dividing annualized net income excluding merger expense by average total shareholders' equity.

[4]	Computed by dividing noninterest expense by total revenue — FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

[5]	SunTrust presents a tangible efficiency ratio which excludes the cost of intangible assets.The Company believes this measure is useful to investors because, by removing the effect of intangible asset costs (the level of which may vary from company to company) it allows investors to more easily compare the Company’s efficiency to other companies in the industry.This measure is utilized by management to assess the efficiency of the Company and its lines of business.

SunTrust Banks, Inc. and Subsidiaries
QUARTER-TO-QUARTER COMPARISON — ACTUAL
APPENDIX B TO THE PRESS RELEASE (UNUAUDITED)

	Three Months Ended
	March 31 2006	December 31 2005	Increase/(Decrease)		Sequential Annualized [1] %	March 31 2006	March 31 2005	Increase/(Decrease)
			Amount	%				Amount	%
STATEMENTS OF INCOME (Dollars in thousands)
NET INTEREST INCOME	$1,179,041	$1,187,036	($7,995)	(0.7)%	(2.7)%	$1,179,041	$1,111,560	$67,481	6.1%
Provision for loan losses	33,403	48,126	(14,723)	(30.6)	NM	33,403	10,556	22,847	216.4
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,145,638	1,138,910	6,728	0.6	2.4	1,145,638	1,101,004	44,634	4.1
NONINTEREST INCOME
Deposit and other fees [2]	355,170	369,987	(14,817)	(4.0)	(16.0)	355,170	343,634	11,536	3.4
Trust and investment management income	168,089	172,900	(4,811)	(2.8)	(11.1)	168,089	164,515	3,574	2.2
Broker / dealer revenue [3]	143,679	140,395	3,284	2.3	9.4	143,679	149,196	(5,517)	(3.7)
Other noninterest income	184,464	114,041	70,423	61.8	NM	184,464	82,254	102,210	124.3
Noninterest income before securities gains/(losses) and net gain on sale of RCM assets [4]	851,402	797,323	54,079	6.8	27.1	851,402	739,599	111,803	15.1
Gain on sale of RCM assets, net of related expenses	—	—	—			—	19,874	(19,874)	—
Noninterest income before securities gains/(losses)	851,402	797,323	54,079	6.8	27.1	851,402	759,473	91,929	12.1
Securities gains/(losses)	104	600	(496)	(82.7)	NM	104	(5,659)	5,763	(101.8)
Total noninterest income	851,506	797,923	53,583	6.7	26.9	851,506	753,814	97,692	13.0
NONINTEREST EXPENSE
Personnel expense	704,965	643,801	61,164	9.5	38.0	704,965	634,793	70,172	11.1
Net occupancy expense	81,044	83,217	(2,173)	(2.6)	(10.4)	81,044	75,851	5,193	6.8
Outside processing and software	94,892	92,305	2,587	2.8	11.2	94,892	82,848	12,044	14.5
Equipment expense	49,448	49,494	(46)	(0.1)	(0.4)	49,448	52,882	(3,434)	(6.5)
Marketing and customer development	42,646	50,133	(7,487)	(14.9)	(59.7)	42,646	31,629	11,017	34.8
Other noninterest expense	226,251	245,197	(18,946)	(7.7)	(30.9)	226,251	198,948	27,303	13.7
Noninterest expense before Affordable Housing impairment charge, amortization of intangible assets and merger expense [5]	1,199,246	1,164,147	35,099	3.0	12.1	1,199,246	1,076,951	122,295	11.4
Impairment charge on Affordable Housing Properties	—	8,050	(8,050)	(100.0)	NM	—	—	—	100.0
Amortization of intangible assets	27,245	28,192	(947)	(3.4)	(13.4)	27,245	31,217	(3,972)	(12.7)
Merger expense	—	6,538	(6,538)	(100.0)	NM	—	25,738	(25,738)	(100.0)
Total noninterest expense	1,226,491	1,206,927	19,564	1.6	6.5	1,226,491	1,133,906	92,585	8.2
INCOME BEFORE INCOME TAXES	770,653	729,906	40,747	5.6	22.3	770,653	720,912	49,741	6.9
Provision for income taxes	239,126	211,435	27,691	13.1	52.4	239,126	228,618	10,508	4.6
NET INCOME	531,527	518,471	13,056	2.5	10.1	531,527	492,294	39,233	8.0
Merger expense, net of tax	—	4,053	(4,053)	(100.0)	NM	—	15,958	(15,958)	(100.0)

	Three Months Ended
	March 31 2006	December 31 2005	Increase/(Decrease)		Sequential Annualized [1] %	March 31 2006	March 31 2005	Increase/(Decrease)
			Amount	%				Amount	%
NET INCOME EXCLUDING MERGER EXPENSE [4]	531,527	522,524	9,003	1.7	6.9	531,527	508,252	23,275	4.6
Net gain on sale of RCM assets, net of tax	—	—	—			—	(12,322)	12,321.9	—
NET INCOME EXCLUDING MERGER EXPENSE AND NET GAIN ON SALE OF RCM ASSETS [4]	$531,527	$522,524	$9,003	1.7%	6.9%	$531,527	$495,930	$35,597	7.2%
REVENUE (Dollars in thousands)
Net interest income	$1,179,041	$1,187,036	($7,995)	(0.7)%	(2.7)%	$1,179,041	$1,111,560	$67,481	6.1%
Taxable-equivalent adjustment	20,338	20,025	313	1.6	6.3	20,338	17,666	2,672	15.1
Net interest income – FTE	1,199,379	1,207,061	(7,682)	(0.6)	(2.5)	1,199,379	1,129,226	70,153	6.2
Noninterest income	851,506	797,923	53,583	6.7	26.9	851,506	753,814	97,692	13.0
Total revenue – FTE	2,050,885	2,004,984	45,901	2.3	9.2	2,050,885	1,883,040	167,845	8.9
Securities (gains)/losses	(104)	(600)	496	(82.7)	NM	(104)	5,659	(5,763)	(101.8)
Net gain on sale of RCM assets	—	—	—			—	(19,874)	(19,874)	—
Total revenue – FTE excluding securities gains/losses and net gain on sale of RCM assets	$2,050,781	$2,004,384	$46,397	2.3%	9.3%	$2,050,781	$1,868,825	$181,956	9.7%
SELECTED AVERAGE BALANCES (Dollars in millions)
Average Loans
Commercial – FTE	$33,065	$32,997	$68	0.2%	0.8%	$33,065	$33,424	($359)	(1.1)%
Real estate home equity lines	13,390	13,068	322	2.5	9.9	13,390	11,574	1,816	15.7
Real estate construction	11,118	10,148	970	9.6	38.2	11,118	9,621	1,497	15.6
Real estate 1-4 family	31,490	29,894	1,596	5.3	21.4	31,490	23,436	8,054	34.4
Real estate commercial	12,780	12,792	(12)	(0.1)	(0.4)	12,780	9,537	3,243	34.0
Business credit card	278	272	6	2.2	9.0	278	198	80	40.4
Consumer – direct	5,285	5,438	(153)	(2.8)	(11.3)	5,285	6,767	(1,482)	(21.9)
Consumer – indirect	8,553	8,899	(346)	(3.9)	(15.6)	8,553	8,384	169	2.0
Nonaccrual and restricted	304	320	(16)	(5.0)	(20.0)	304	275	29	10.5
Total loans	$116,263	$113,828	$2,435	2.1%	8.6%	$116,263	$103,216	$13,047	12.6%
Average deposits
Noninterest bearing deposits	$23,899	$24,693	($794)	(3.2)%	(12.9)%	$23,899	$23,723	$176	0.7%
NOW accounts	17,000	17,011	(11)	(0.1)	(0.3)	17,000	17,480	(480)	(2.7)
Money market accounts	25,628	25,798	(169)	(0.7)	(2.6)	25,628	24,767	861	3.5
Savings	5,291	5,473	(182)	(3.3)	(13.3)	5,291	7,507	(2,216)	(29.5)
Consumer and other time	23,474	22,282	1,192	5.3	21.4	23,474	17,491	5,984	34.2
Total consumer and commercial deposits	95,292	95,257	35	—	—	95,292	90,968	4,325	4.8
Brokered and foreign deposits	24,652	21,010	3,642	17.3	69.3	24,652	13,424	11,227	83.6
Total deposits	$119,944	$116,267	$3,677	3.2%	12.7%	$119,944	$104,392	$15,552	14.9%
SELECTED CREDIT DATA (Dollars in thousands)
Nonaccrual loans	$262,794	$271,974	($9,179)	(3.4)%	(13.5)%	$262,794	$337,057	($74,263)	(22.0)%
Restructured loans	26,949	24,399	2,550	10.5	41.8	26,949	20,071	6,879	34.3
Total nonperforming loans	289,743	296,373	(6,630)	(2.2)	(8.9)	289,743	357,128	(67,385)	(18.9)

	Three Months Ended
	March 31 2006	December 31 2005	Increase/(Decrease)		Sequential Annualized [1] %	March 31 2006	March 31 2005	Increase/(Decrease)
			Amount	%				Amount	%
Other real estate owned (OREO)	38,920	30,682	8,238	26.9	NM	38,920	27,555	11,365	41.2
Other repossessed assets	5,652	7,160	(1,507)	(21.1)	(84.2)	5,652	7,662	(2,010)	(26.2)
Total nonperforming assets	334,315	$334,215	$100	—%	0.1%	$334,315	$392,345	($58,030)	(14.8)%
Allowance for loan and lease losses	$1,039,247	$1,028,128	$11,119	1.1%	4.3%	$1,039,247	$1,023,746	$15,501	1.5%

[1]	Multiply percentage change by 4 to calculate sequential annualized change. Any sequential annualized change over 100 percent is labeled as "NM". Those changes over 100 percent were not considered to be meaningful.

[2]	Includes service charges on deposits, card fees and other charges and fees.

[3]	Includes retail investment services, investment banking income and trading account profits and commissions.

[4]	SunTrust presents selected financial data on a basis that excludes merger expense, which represents incremental costs to integrate the operations of NCF. The Company believes the exclusion of merger expense is more reflective of normalized operations. SunTrust also presents noninterest income before securities gains/(losses) and net gain on the sale of RCM assets. The Company believes noninterest income before securities gains/(losses) is more indicative of the Company's performance because it isolates income that is primarily customer relationship and customer transaction driven. SunTrust further excludes the net gain on the sale of RCM assets because the Company believes the exclusion of the net gain provides better comparability and is more indicative of normalized operations.

[5]	The Company presents noninterest expense before an impairment charge on Affordable Housing Properties, amortization of intangible assets and merger expense. The Company believes the exclusion of these measures provides better comparability and is more reflective of normalized operations.

PRELIMINARY DATA

Retail Line of Business
(Dollars in thousands) (Unaudited)

	Three Months Ended			% Change
	March 31 2006	December 31 2005	March 31 2005	1Q 06 vs 1Q 05
Statement of Income
Net interest income	$593,012	$580,349	$522,011	13.6%
FTE adjustment	22	25	15	46.7
Net interest income – FTE	593,034	580,374	522,026	13.6
Provision for loan losses[1]	19,718	39,639	32,597	(39.5)
Net interest income after provision for loan losses – FTE	573,316	540,735	489,429	17.1
Noninterest income before net securities gains/(losses)	257,692	264,866	237,264	8.6
Securities gains/(losses), net	—	—	1	(100.0)
Total noninterest income	257,692	264,866	237,265	8.6
Noninterest expense before amortization of intangible assets	506,354	505,335	473,247	7.0
Amortization of intangible assets	22,532	23,263	26,418	(14.7)
Total noninterest expense	528,886	528,598	499,665	5.8
Income before provision for income taxes	302,122	277,003	227,029	33.1
Provision for income taxes	111,608	102,079	85,388	30.7
FTE adjustment	22	25	15	46.7
Net income	$190,492	$174,899	$141,626	34.5
Total revenue – FTE	$850,726	$845,240	$759,291	12.0
Average Balance Sheet
Total loans	$31,245,954	$31,271,153	$29,519,808	5.8
Goodwill	4,872,412	4,872,777	4,874,169	(0.0)
Other intangible assets excluding MSR's	313,284	335,309	410,138	(23.6)
Total assets	38,503,934	38,135,320	35,791,383	7.6
Total deposits	67,158,089	66,381,956	63,527,363	5.7
Shareholders' equity is not allocated at this time[2]
Performance Ratios
Efficiency ratio	62.17%	62.54%	65.81%
Impact of excluding cost of intangible assets	(6.30)	(6.58)	(8.26)
Tangible efficiency ratio	55.87%	55.96%	57.55%

[1]	Provision for loan losses represents net charge-offs for the lines of business.

[2]	Shareholders' equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders' equity at the line of business level.

PRELIMINARY DATA

Commercial Line of Business
(Dollars in thousands) (Unaudited)

	Three Months Ended			% Change
	March 31 2006	December 31 2005	March 31 2005	1Q 06 vs 1Q 05
Statement of Income
Net interest income	$222,710	$223,206	$201,313	10.6%
FTE adjustment	10,073	9,998	8,978	12.2
Net interest income – FTE	232,783	233,204	210,291	10.7
Provision for loan losses[1]	(1,097)	7,057	(390)	181.3
Net interest income after provision for loan losses – FTE	233,880	226,147	210,681	11.0
Noninterest income before net securities gains/(losses)	67,934	69,263	57,110	19.0
Securities gains/(losses), net	—	—	—	—
Total noninterest income	67,934	69,263	57,110	19.0
Noninterest expense before amortization of intangible assets	159,104	167,207	146,691	8.5
Amortization of intangible assets	—	—	—	—
Total noninterest expense	159,104	167,207	146,691	8.5
Income before provision for income taxes	142,710	128,203	121,100	17.8
Provision for income taxes	25,859	15,638	20,582	25.6
FTE adjustment	10,073	9,998	8,978	12.2
Net income	$106,778	$102,567	$91,540	16.6
Total revenue – FTE	$300,717	$302,467	$267,401	12.5
Average Balance Sheet
Total loans	$31,508,384	$30,994,011	$29,949,561	5.2
Goodwill	1,261,365	1,261,388	1,264,794	(0.3)
Other intangible assets excluding MSR's	—	—	—	—
Total assets	33,880,940	33,303,566	32,083,484	5.6
Total deposits	13,705,444	13,808,338	13,256,361	3.4
Shareholders' equity is not allocated at this time[2]
Performance Ratios
Efficiency ratio	52.91%	55.28%	54.86%
Impact of excluding cost of intangible assets	(2.28)	(2.44)	(2.92)
Tangible efficiency ratio	50.63%	52.84%	51.94%

[1]	Provision for loan losses represents net charge-offs for the lines of business.

[2]	Shareholders' equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders' equity at the line of business level.

PRELIMINARY DATA

Corporate and Investment Banking Line of Business
(Dollars in thousands) (Unaudited)

	Three Months Ended			% Change
	March 31 2006	December 31 2005	March 31 2005	1Q 06 vs 1Q 05
Statement of Income
Net interest income	$61,853	$66,566	$55,223	12.0%
FTE adjustment	6,498	6,215	4,838	34.3
Net interest income – FTE	68,351	72,781	60,061	13.8
Provision for loan losses[1]	(395)	(2,447)	(708)	(44.2)
Net interest income after provision for loan losses – FTE	68,746	75,228	60,769	13.1
Noninterest income before net securities gains/(losses)	157,007	137,708	176,256	(10.9)
Securities gains/(losses), net	—	1,298	116	(100.0)
Total noninterest income	157,007	139,006	176,372	(11.0)
Noninterest expense before amortization of intangible assets	123,068	105,800	120,783	1.9
Amortization of intangible assets	122	122	155	(21.3)
Total noninterest expense	123,190	105,922	120,938	1.9
Income before provision for income taxes	102,563	108,312	116,203	(11.7)
Provision for income taxes	31,910	34,991	38,901	(18.0)
FTE adjustment	6,498	6,215	4,838	34.3
Net income	$64,155	$67,106	$72,464	(11.5)
Total revenue – FTE	$225,358	$211,787	$236,433	(4.7)
Average Balance Sheet
Total loans	$16,106,196	$16,339,727	$13,946,198	15.5
Goodwill	147,472	147,485	147,656	(0.1)
Other intangible assets excluding MSR's	2,807	2,941	3,903	(28.1)
Total assets	23,365,829	23,195,484	19,618,227	19.1
Total deposits	3,693,174	3,614,194	3,133,522	17.9
Shareholders' equity is not allocated at this time[2]
Performance Ratios
Efficiency ratio	54.66%	50.01%	51.15%
Impact of excluding cost of intangible assets	(0.44)	(0.44)	(0.45)
Tangible efficiency ratio	54.22%	49.57%	50.70%

[1]	Provision for loan losses represents net charge-offs for the lines of business.

[2]	Shareholders' equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders' equity at the line of business level.

PRELIMINARY DATA

Mortgage Line of Business
(Dollars in thousands) (Unaudited)

	Three Months Ended			% Change
	March 31 2006	December 31 2005	March 31 2005	1Q 06 vs 1Q 05
Statement of Income
Net interest income	$148,443	$151,800	$125,439	18.3%
FTE adjustment	—	—	—	—
Net interest income – FTE	148,443	151,800	125,439	18.3
Provision for loan losses[1]	2,766	(1,293)	1,054	162.4
Net interest income after provision for loan losses – FTE	145,677	153,093	124,385	17.1
Noninterest income before net securities gains/(losses)	120,346	60,046	44,137	172.7
Securities gains/(losses), net	—	—	690	(100.0)
Total noninterest income	120,346	60,046	44,827	168.5
Noninterest expense before amortization of intangible assets	142,204	143,427	110,808	28.3
Amortization of intangible assets	763	867	867	(12.0)
Total noninterest expense	142,967	144,294	111,675	28.0
Income before provision for income taxes	123,056	68,845	57,537	113.9
Provision for income taxes	43,360	22,991	19,362	123.9
FTE adjustment	—	—	—	—
Net income	$79,696	$45,854	$38,175	108.8
Total revenue – FTE	$268,789	$211,846	$170,266	57.9
Average Balance Sheet
Total loans	$28,924,512	$26,914,925	$21,977,538	31.6
Goodwill	250,183	248,732	245,381	2.0
Other intangible assets excluding MSR's	7,327	8,137	10,741	(31.8)
Total assets	39,570,090	38,429,172	29,053,845	36.2
Total deposits	1,443,948	1,776,076	1,298,373	11.2
Shareholders' equity is not allocated at this time[2]
Performance Ratios
Efficiency ratio	53.19%	68.11%	65.59%
Impact of excluding cost of intangible assets	(0.82)	(1.30)	(1.65)
Tangible efficiency ratio	52.37%	66.81%	63.94%
Other Information
Production Data
Channel mix
Retail	$5,175,394	$5,571,462	$4,106,068	26.0
Wholesale	4,237,607	4,268,199	2,451,123	72.9
Correspondent	2,138,252	3,267,244	2,094,394	2.1
Total production	$11,551,253	$13,106,905	$8,651,585	33.5
Channel mix – percent
Retail	45%	42%	48%
Wholesale	37	33	28
Correspondent	18	25	24
Total production	100%	100%	100%
Purchase and refinance mix
Refinance	$4,337,206	$5,355,002	$3,786,891	14.5
Purchase	7,214,047	7,751,903	4,864,694	48.3
Total production	$11,551,253	$13,106,905	$8,651,585	33.5
Purchase and refinance mix – percent
Refinance	38%	41%	44%
Purchase	62	59	56
Total production	100%	100%	100%
Applications	$20,197,683	$16,313,387	$13,810,763	46.2
Mortgage Servicing Data
Total loans serviced (EOP)	$112,154,508	$105,560,533	$83,634,353	34.1
Total loans serviced for others (EOP)	75,864,215	68,852,189	56,560,421	34.1
Net carrying value of MSR's (EOP)	680,714	657,472	514,008	32.4
Ratio of net carrying value of MSR's to total loans serviced for others	0.897%	0.955%	0.909%

[1]	Provision for loan losses represents net charge-offs for the lines of business.

[2]	Shareholders' equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders' equity at the line of business level.

PRELIMINARY DATA

Wealth and Investment Management Line of Business
(Dollars in thousands) (Unaudited)

	Three Months Ended			% Change
	March 31 2006	December 31 2005	March 31 2005	1Q 06 vs 1Q 05
Statement of Income
Net interest income	$92,391	$95,515	$77,373	19.4%
FTE adjustment	16	16	14	14.3
Net interest income – FTE	92,407	95,531	77,387	19.4
Provision for loan losses[1]	192	5,842	251	(23.5)
Net interest income after provision for loan losses – FTE	92,215	89,689	77,136	19.5
Noninterest income before net securities gains/(losses)	238,834	240,401	232,817	2.6
Securities gains/(losses), net	(37)	–	(112)	(67.0)
Total noninterest income	238,797	240,401	232,705	2.6
Noninterest expense before amortization of intangible assets	254,797	242,207	238,212	7.0
Amortization of intangible assets	3,605	3,719	3,553	1.5
Total noninterest expense	258,402	245,926	241,765	6.9
Income before provision for income taxes	72,610	84,164	68,076	6.7
Provision for income taxes	26,940	33,443	25,339	6.3
FTE adjustment	16	16	14	14.3
Net income	$45,654	$50,705	$42,723	6.9
Total revenue – FTE	$331,204	$335,932	$310,092	6.8
Average Balance Sheet
Total loans	$8,149,068	$8,079,697	$7,574,340	7.6
Goodwill	297,993	303,231	300,137	(0.7)
Other intangible assets excluding MSR's	122,415	131,600	133,308	(8.2)
Total assets	8,899,981	8,851,230	8,304,128	7.2
Total deposits	9,217,413	9,541,291	9,403,851	(2.0)
Shareholders' equity is not allocated at this time[2]
Performance Ratios
Efficiency ratio	78.02%	73.21%	77.97%
Impact of excluding cost of intangible assets	(2.12)	(2.13)	(2.41)
Tangible efficiency ratio	75.90%	71.08%	75.56%
Other Information
Assets under adminstration
Managed (discretionary) assets	$136,864,727	$135,309,399	$129,056,567	6.1
Non-managed assets	45,546,613	45,546,613	45,794,346	(0.5)
Total assets under administration	182,411,340	180,856,012	174,850,913	4.3
Brokerage assets	34,986,446	33,405,436	27,600,000	26.8
Corporate trust assets	28,014,513	28,280,494	26,052,116	7.5
Total assets under advisement (EOP)	$245,412,299	$242,541,942	$228,503,029	7.4

[1]	Provision for loan losses represents net charge-offs for the lines of business.

[2]	Shareholders' equity is not allocated to the lines of business at this time; business line performance does not include the funding benefit that would result from holding shareholders' equity at the line of business level.

PRELIMINARY DATA

Corporate Other and Treasury
(Dollars in thousands) (Unaudited)

	Three Months Ended			% Change
	March 31 2006	December 31 2005	March 31 2005	1Q 06 vs 1Q 05
Statement of Income
Net interest income	$60,632	$69,600	$130,201	(53.4)%
FTE adjustment	3,729	3,771	3,821	(2.4)
Net interest income – FTE	64,361	73,371	134,022	(52.0)
Provision for loan losses[1]	12,219	(672)	(22,248)	(154.9)
Net interest income after provision for loan losses – FTE	52,142	74,043	156,270	(66.6)
Noninterest income before net securities gains/(losses)	9,589	25,039	11,889	(19.3)
Securities gains/(losses), net	141	(698)	(6,354)	(102.2)
Total noninterest income	9,730	24,341	5,535	75.8
Noninterest expense before amortization of intangible assets	13,719	14,759	12,948	6.0
Amortization of intangible assets	223	221	224	(0.4)
Total noninterest expense	13,942	14,980	13,172	5.8
Income before provision for income taxes	47,930	83,404	148,633	(67.8)
Provision for income taxes	(551)	2,293	39,046	(101.4)
FTE adjustment	3,729	3,771	3,821	(2.4)
Net income	$44,752	$77,340	$105,766	(57.7)
Total revenue – FTE	$74,091	$97,712	$139,557	(46.9)
Average Balance Sheet
Total loans	$328,135	$228,042	$248,372	32.1
Securities available for sale	24,754,178	24,738,196	27,067,942	(8.5)
Goodwill	8,582	7,481	10,229	(16.1)
Other intangible assets excluding MSR's	6,068	6,290	6,960	(12.8)
Total assets	33,397,509	33,854,368	36,367,155	(8.2)
Total deposits (mainly brokered and foreign)	24,726,083	21,145,207	13,772,709	79.5
Other Information
Duration of investment portfolio	3.0%	2.8%	3.1%
Net interest income interest rate sensitivity:
% Change in net interest income under:
Gradual 100 bp increase in rates over next
12 months	(0.5)%	(0.1)%	0.4%
Gradual 100 bp decrease in rates over next
12 months	1.3%	0.7%	0.4%

[1]	Provision for loan losses represents difference between net charge-offs for the lines of business and consolidated provision for loan losses

PRELIMINARY DATA

Consolidated – Segment Totals
(Dollars in thousands) (Unaudited)

	Three Months Ended			% Change
	March 31 2006	December 31 2005	March 31 2005	1Q 06 vs 1Q 05
Statement of Income
Net interest income	$1,179,041	$1,187,036	$1,111,560	6.1%
FTE adjustment	20,338	20,025	17,666	15.1
Net interest income – FTE	1,199,379	1,207,061	1,129,226	6.2
Provision for loan losses	33,403	48,126	10,556	216.4
Net interest income after provision for loan losses – FTE	1,165,976	1,158,935	1,118,670	4.2
Noninterest income before net securities gains/(losses)	851,402	797,323	759,473	12.1
Securities gains/(losses), net	104	600	(5,659)	(101.8)
Total noninterest income	851,506	797,923	753,814	13.0
Noninterest expense before amortization of intangible assets	1,199,246	1,178,735	1,102,689	8.8
Amortization of intangible assets	27,245	28,192	31,217	(12.7)
Total noninterest expense	1,226,491	1,206,927	1,133,906	8.2
Income before provision for income taxes	790,991	749,931	738,578	7.1
Provision for income taxes	239,126	211,435	228,618	4.6
FTE adjustment	20,338	20,025	17,666	15.1
Net income	$531,527	$518,471	$492,294	8.0
Total revenue – FTE	$2,050,885	$2,004,984	$1,883,040	8.9
Average Balance Sheet
Total loans	$116,262,249	$113,827,555	$103,215,817	12.6
Goodwill	6,838,007	6,841,094	6,842,366	(0.1)
Other intangible assets excluding MSR's	451,901	484,277	565,050	(20.0)
Total assets	177,618,283	175,769,140	161,218,222	10.2
Total deposits	119,944,151	116,267,062	104,392,179	14.9
Performance Ratios
Efficiency ratio	59.80%	60.20%	60.22%
Impact of excluding cost of intangible assets	(1.33)	(1.41)	(1.66)
Tangible efficiency ratio	58.47%	58.79%	58.56%